Exhibit 10.3

Amendment No. 2 to

2008 OMNIBUS LONG-TERM INCENTIVE PLAN

OF KANDI TECHNOLOGIES GROUP, INC.

Kandi Technologies Group, Inc. (the “Company”) previously approved and adopted the 2008 Omnibus Long-Term Incentive Plan (the “Plan”) to enhance the Company’s and its affiliates’ ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company. By this Amendment, the Company desires to amend its name as mentioned in the Plan, and amend the Plan to increase the number of shares available under the Plan.

1.	Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.	The effective date of this Amendment to the Plan shall be November 12, 2018, subject to the shareholders’ approval.

3.	The first paragraph under Section 4 of the Plan is amended and restated in its entirety as follows:

“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 23,000,000. All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.”

4.	Section 5.1 of the Plan is amended and restated in its entirety as follows:

“5.1. Term.

The Plan shall be effective as of the Effective Date and shall terminate on the twenty (20) year anniversary of the Effective Date, and may be terminated on any earlier date as provided in Section 5.2.”

5.	This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized representative on this November 12, 2018.

Kandi Technologies Group, Inc.
By:	/s/ Xiaoming Hu
Name:	Hu Xiaoming
Title:	Chief Executive Officer